EXHIBIT 99.2

                      PRESS RELEASE DATED DECEMBER 23, 2003


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GASCO
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ENERGY

NEWS RELEASE / FOR RELEASE AT 9:15 AM EST ON TUESDAY, DECEMBER 23, 2003

           GASCO ENERGY PROVIDES ADDITIONAL RIVERBEND ACTIVITY UPDATE

DENVER - (PR Newswire) - December 23, 2003 - Gasco Energy, Inc. (OTC BB: GASE) today provided an interim operational update on oil and gas activities on its Riverbend Project in Utah's Uinta Basin.

FEDERAL 42-29 (GASCO-OPERATED: 30% WI)
The 42-29 has had additional pay successfully completed in five stages in the Wasatch and Lower and Upper Mesaverde (Dark Canyon) formations. The well is cleaning up and is flowing gas to sales while it is flowing back frac fluid. The completion utilized flow thru frac plugs and coiled tubing as a cost-effective program that individually treated the pay sands. Two more Wasatch frac jobs will be completed in the wellbore in early January. Gas production rates will be provided when the clean up is completed.

FEDERAL 23-21 (GASCO-OPERATED: 30% WI)
Additonal  pay was  completed  in two stages in the lower  Wasatch and the Upper
Mesaverde formations. The well is currently producing to sales while it is flowing back and cleaning up. These two stages were completed in the more traditional style utilizing flow thru frac plugs and gels. Potentially three to five additional zones are possible in the Wasatch depending on the results of the initial Wasatch completion. Gas production rates will be provided when the clean up is completed.

GASCO GATE CANYON STATE 31-21 (GASCO-OPERATED: 100% WI)
Gasco's re-entry of the Gate Canyon State 31-21 in southern Duchesne Co., Utah is scheduled to be spudded on December 27, 2003. The rig is currently moving to the location. For Gate Canyon details, please see attached locator map at HTTP://WWW.GASCOENERGY.COM/GATECANYON.HTML. This earning well is permitted to 11,500 feet total depth and will test natural gas potential of three important potentially productive intervals, the Wasatch, Mesaverde and Blackhawk formations.


ABOUT GASCO ENERGY

Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit WWW.GASCOENERGY.COM.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking

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statements  involve known and unknown risks and uncertainties that may cause the
Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or
production  data;  operating  hazards;   delays  or  cancellations  of  drilling
operations   because  of  weather  and  other   natural  and  economic   forces;
fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 800-645-9254

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